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                                                                EXHIBIT 10(K)(2)

                               FIRST AMENDMENT TO
                              AMENDED AND RESTATED
                        SUPPLEMENTAL RETIREMENT AGREEMENT

      THIS FIRST AMENDMENT TO THE AMENDED AND RESTATED SUPPLEMENTAL RETIREMENT AGREEMENT (this "Amendment") is made and entered into as of this 14th day of February 2005 by and between Banknorth Group, Inc. (formerly known as Peoples Heritage Financial Group, Inc.), its subsidiaries and affiliates (collectively, the "Corporation"), and Peter J. Verrill (the "Executive").

                                    RECITALS:

      A. The Corporation and the Executive are parties to a certain Amended and Restated Supplemental Retirement Agreement, dated as of February 18, 2004 (the "Restated Agreement"). The Restated Agreement, as amended by this Amendment, is referred to as the "Agreement."

      B. Since the date of the Restated Agreement, the Corporation has entered into an Amended and Restated Agreement and Plan of Merger among The Toronto-Dominion Bank, Berlin Merger Co., the Corporation and Banknorth Delaware Inc., dated as of August 25, 2004 (the "Merger Agreement"), and the Corporation and the Executive now wish to amend the Restated Agreement as required by
Section 6.13(i) of the Merger Agreement and as hereinafter set forth.

      NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree to amend the Restated Agreement as follows:

1.    AMENDMENTS.

      1.1 Benefit Computation Base. Section 2.2 of the Agreement is hereby amended by deleting the second, third and fourth sentences of such section in their entirety and replacing them with the following:

            "For the purposes of this Agreement, compensation shall mean the amount actually paid or made available to the Executive during a calendar year as remuneration of a kind or nature reported by the Corporation on the Executive's W-2, except as set forth below. Compensation shall also include annual bonuses, any contributions made on behalf of the Executive by the Corporation pursuant to a salary reduction agreement under Internal Revenue Code Sections 125, 129 and/or 401(k), and any and all other amounts that would have been reportable by the Corporation on the Executive's W-2 but for deferral of payment of such amounts under any agreement or plan or program (other than the Pension Plan), including any voluntary deferrals and any deferrals required or mandated by the terms of any agreement or plan or program of the Corporation or action of its Board of Directors, except that the $86,400 short-term incentive bonus for calendar 2004 the payment of which was accelerated to
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            December 2004 shall be taken into account as if it was paid in 2005 rather than 2004. Compensation shall not include any amounts available to the Executive pursuant to any Stock Option, Stock Appreciation Right, or Senior Management Long Term Incentive Plans of the Corporation or paid to the Executive pursuant to Sections 7, 10 and 11 of the Employment Agreement between the Corporation and the Executive dated as of August 25, 2004."

      1.2 Alternative Benefit under the SERP Plan. Section 7.2 of the Agreement is hereby amended by adding the following sentence to the end of such section:

            "For purposes of calculating the actuarial equivalent of the Alternative Benefit to which the Executive would be entitled under the SERP Plan, (1) the $86,400 short-term incentive payment the payment of which was accelerated to December 2004 shall be taken into account as if it was paid in 2005 rather than 2004, (2) the $3,130,220 long-term incentive payment the payment of which was accelerated to December 2004 shall be taken into account in such amounts and at such times as it would have been paid absent the acceleration, and (3) no amounts payable to the Executive pursuant to Sections 7, 10 and 11 of the Employment Agreement between the Corporation and the Executive dated as of August 25, 2004 shall be taken into account."

2. NO FURTHER MODIFICATION. Except as expressly amended hereby, the Agreement remains unmodified and in full force and effect.

3. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of Maine without regard to its conflicts of laws principles.

4. SEVERABILITY. Each provision of this Amendment is intended to be severable and the invalidity, illegality or unenforceability of any portion of this Amendment shall not affect the validity, legality and enforceability of the remainder.


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      IN WITNESS WHEREOF, the Corporation and the Executive have caused this
Amendment to be executed as of the date and year first above written.

                                          BANKNORTH GROUP, INC. F/K/A
                                          PEOPLES HERITAGE FINANCIAL
                                          GROUP, INC.



/s/ Susan G. Shorey                       By:/s/ Cynthia H. Hamilton
------------------------------------      -------------------------------------
Witness                                   Name:  Cynthia H. Hamilton
                                          Title: Executive Vice President

/s/ Susan G. Shorey                       /s/ Peter J. Verrill
------------------------------------      -------------------------------------
Witness                                   Peter J. Verrill


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